    As filed with the Securities and Exchange Commission on January 8, 1998

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         BRISTOL RETAIL SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                    58-2235556
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

          5000 Birch Street, Suite 205, Newport Beach, CA 92660
              (Address of Principal Executive Offices)  (Zip Code)

                         1996 EQUITY PARTICIPATION PLAN

                        1997 EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)

                                   ----------

                                Richard H. Walker
                      Chief Executive Officer and President
                         Bristol Retail Solutions, Inc.
              5000 Birch Street, Suite 205, Newport Beach, CA 92660
                     (Name and address of agent for service)

                                 (714) 475-0800
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Nick E. Yocca, Esq.
                             Michael E. Flynn, Esq.
                              Mark L. Skaist, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (714) 725-4000

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
Title of Securities     Amount To Be     Proposed Maximum    Proposed Maximum         Amount of
 To Be Registered      Registered (1)        Offering            Aggregate        Registration Fee
                                          Price Per Share     Offering Price
---------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value      2,650,000 shares         (2)            $8,159,487.50(2)        $2,407.05
---------------------------------------------------------------------------------------------------

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 1996 Equity Participation Plan (the "Stock Option Plan") and the 1997 Employee Stock Purchase Plan ("1997 Employees Plan").
(2) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered hereby which would be issued upon exercise of outstanding options granted under the Stock Option Plan is based upon the per share exercise price of such options, the weighted average of which is approximately $2.98 per share. With respect to the remaining shares of Common Stock registered hereby which would be issued upon exercise of the remaining options which the Company is authorized to issue under the Stock Option Plan and the 1997 Employees Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the NASDAQ SmallCap Market for the Common Stock on January 5, 1998 which was $3.1875 per share.

                             Exhibit Index on Page 2

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------------------------------------------------

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, filed with the Commission on March 31, 1997.

        (b) The Company's Quarterly Report on form 10-QSB for the quarter ended March 31, 1997, filed with the Commission on May 14, 1997, for the quarter ended June 30, 1997, filed with the Commission on August 13, 1997 and for the quarter ended September 30, 1997, filed with the Commission on November 14, 1997.

        (c) The Company's Current Reports on Form 8-K filed December 20,1996, January 15, 1997 (and the amendment thereto filed with the Commission), April 17, 1997, May 23, 1997 (and the amendment thereto filed with the Commission), May 29, 1997, June 12, 1997 (and the amendment thereto filed with the Commission), June 20,1997 (and the amendment thereto filed with the Commission), July 21, 1997 and October 7, 1997.

        (d) The definitive Proxy Statement of the Company, filed with the Commission on April 14, 1997 pursuant to Section 14 of the Exchange Act in connection with the 1997 Annual Meeting of Stockholders of the Company.

        (e) The Company's Registration Statement on Form SB-2, Registration No. 333-5570-LA and the final prospectus filed with respect thereto pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

        (f) The description of the Company's Common Stock which is contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Exchange Act"), filed with the Commission on October 28, 1996.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
----------------------------------

        Not applicable

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

        Not applicable

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

        (a) As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation, as amended, eliminates the liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

        (b) The Company's Bylaws provide that the Company will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law.

        (c) The Company has entered into indemnification agreements with each of its directors and officers, which provide for the indemnification of such directors and officers against any and all expenses, judgements, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.
--------------------------------------------

        Not applicable

Item 8. Exhibits.
-----------------

        The following exhibits are filed as part of this Registration Statement:

Number                        Description
------                        -----------
 5.1                Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

10.1                Form of the 1996 Equity Participation Plan of Bristol Retail Solutions, Inc. dated July 31,1996 (Incorporated by reference to Exhibit 10.1 of the Company's Registration Statement of Form SB-2 as filed with the
                    Securities and Exchange Commission on September 12, 1996, File No. 333-5570-LA).

10.2                Amendment to the 1996 Equity Participation Plan of Bristol Retail Solutions, Inc. (Incorporated by reference to Exhibit A of the Company's Definitive Proxy Statement pursuant to Section 14 (a) as filed with the
                    Securities and Exchange Commission on April 14, 1997, File No. 0-21633).

10.3                Bristol Retail Solutions, Inc. 1997 Employee Stock Purchase Plan (Incorporated by reference to Exhibit B of the Company's Proxy Statement pursuant to Section 14 (a) as filed with the Securities and Exchange
                    Commission on April 14, 1997, File No. 0-21633).

23.1                Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as
                    Exhibit 5.1).

23.2                Consent of Ernst and Young LLP.

23.3                Consent of Deloitte and Touche LLP.

24.1                Power of Attorney (included on signature page to the Registration Statement at page S-1).

Item 9. Undertakings.
---------------------

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 of Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 7th day of January, 1998.

                                           BRISTOL RETAIL SOLUTIONS, INC.
                                           A Delaware Corporation


                                           By: /s/ RICHARD H. WALKER
                                               ---------------------------------
                                               Richard H. Walker
                                               Chief Executive
                                               Officer, President and Director

                                POWER OF ATTORNEY

          We, the undersigned officers and directors of Bristol Retail Solutions, Inc., do hereby constitute and appoint Richard H. Walker and Paul Spindler, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                              Title                          Date
          ---------                              -----                          ----

/s/ RICHARD H. WALKER
----------------------------------  Chief Executive Officer, President     January 7, 1998
Richard H. Walker                   and Director
                                    (Principal Executive Officer)

/s/ PAUL SPINDLER
----------------------------------  Chairman of the Board of Directors,    January 7, 1998
Paul Spindler                       Executive Vice President and
                                    Secretary

/s/ LAWRENCE COHEN
----------------------------------  Vice Chairman of the Board of          January 7, 1998
Lawrence Cohen                      Directors

/s/ ROGER T. MONACO
----------------------------------  Senior Vice President and Chief        January 7, 1998
Roger T. Monaco                     Financial Officer (Principal
                                    Financial and Accounting Officer)

/s/ JACK BORSTING
----------------------------------  Director                               January 7, 1998
Jack Borsting, Ph. D.

/s/ THOMAS LUTRI
----------------------------------  Director                               January 7, 1998
Thomas Lutri, M. D.


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